Exhibit 10.1

EXECUTION

CONSENT AGREEMENT

Consent Agreement (the “Consent”), dated as of November 11, 2018, by and among BLACK BOX CORPORATION, a Delaware corporation (the “Borrower”), each of the Guarantors listed on the signature pages hereto, each of the Lenders listed on the signature pages hereto (the “Consenting Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated May 9, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by the Amendment and Joinder Agreement dated August 9, 2017, and by the Second Amendment to Credit Agreement, dated June 29, 2018, the “Credit Agreement”);

WHEREAS, (i) as of the date hereof, the Consenting Lenders constitute all of the Lenders under the Credit Agreement and collectively own and control, in the aggregate, 100% of the Obligations, including, without limitation, the aggregate principal amount of the outstanding Revolving Credit Loans, Term Loans and LIFO Loans and (ii) pursuant to the Credit Agreement, the Issuing Lender issued letters of credit, as identified on Exhibit A hereto (collectively, the “Letters of Credit”);

WHEREAS, the Borrower is in the process of pursuing various restructuring alternatives, including, without limitation, a sale of the Borrower pursuant to the Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) by and among AGC Networks PTE LTD., BBX Main Inc., BBX Inc. and Host Merger Sub Inc. (collectively, and individually, as the context may require, the “Purchaser”) and the Borrower subject to the Borrower paying the Consideration (as hereinafter defined) to satisfy the outstanding Obligations under the Credit Agreement (the foregoing transaction being referred to herein as the “Restructuring Transaction”);

WHEREAS, the parties hereto have discussed, simultaneously with the consummation of the Restructuring Transaction, the discharge and pay off of the Obligations (other than Surviving Contingent Obligations (as hereinafter defined)) of the Loan Parties under the Loan Documents through payment of the Consideration (as hereinafter defined), subject to the terms and conditions set forth herein;

WHEREAS, in connection with the payment of the Consideration (as hereinafter defined), the Borrower has requested, and the Consenting Lenders have agreed, upon and subject to the terms and conditions set forth herein, that the Administrative Agent has the authority to and shall execute the Payoff Letter (as defined herein); and

WHEREAS, the Loan Parties are entering into this Consent with the understanding and agreement that, except as specifically provided herein, none of the Administrative Agent’s nor any Consenting Lender’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being amended, waived or modified by the terms of this Consent.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning as set forth in the Credit Agreement unless the context clearly indicates otherwise.

(b) The term “Consent Milestones” means:

(i) at least 2 days prior to the Restructuring Date, the Borrower shall have terminated all agreements in respect of any Other Lender Provided Financial Service Products consisting of purchase cards or ACH transactions and any Lender Provided Foreign Currency Hedges (the “Terminated Cash Management Agreements”); and

(ii) not less than five (5) Business Days prior to the Restructuring Date, the Loan Parties and the Purchaser (including any and all providers of funds to be used to effectuate the Restructuring Transaction) shall have complied with all requests from the Administrative Agent made in connection with the satisfaction or, to the extent applicable, waiver of the Administrative Agent’s or any Consenting Lender’s established policies and procedures to ensure compliance with anti-money laundering laws of the United States and to otherwise detect and report suspicious transactions to the extent requested at least ten (10) Business Days prior to the Restructuring Date.

(c) The term “Consent Termination Event” means the occurrence of any of the following events unless waived in writing by the Administrative Agent in its sole discretion:

(i) the existence of an Event of Default under the Credit Agreement (other than any Event of Default arising solely due to a Change of Control occurring as a result of the Restructuring Transaction) or any of the other Loan Documents that has not been waived in writing and the delivery of a written notice by the Administrative Agent to the Borrower that the Administrative Agent has terminated this Consent;

(ii) the failure of Borrower or any other Loan Party to timely comply with the Consent Milestones or any other terms of this Consent and the delivery of a written notice by the Administrative Agent to the Borrower that the Administrative Agent has terminated this Consent;

(iii) the failure by the Loan Parties to promptly, but in the time periods outlined in the Merger Agreement, take such steps as are necessary to consummate the Restructuring Transaction, including, without limitation, the filing of a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, in form and substance reasonably satisfactory to the Administrative Agent, with the Securities and Exchange Commission and the filing of the Declaration (as defined in the Merger Agreement) with CFIUS (as defined in the Merger Agreement);

(iv) the amendment or modification of the Merger Agreement after the date hereof, without the written consent of the Administrative Agent, in a manner that is materially adverse to the Administrative Agent or Consenting Lenders, which for purposes of this clause shall include any amendment or modification that would result in an increase to the Offer Price (as defined in the Merger Agreement as in effect on the date hereof);

(v) the material amendment or modification of the form of disclosure delivered to the Administrative Agent in accordance with Section 4(d) (except for any modification required by law (including, without limitation, modifications made at the request of the Securities and Exchange Commission) or court order) hereof and the delivery of a written notice by the Administrative Agent to the Borrower that the Administrative Agent has terminated this Consent;

(vi) failure to satisfy the Minimum Condition (as defined in the Merger Agreement) prior to the Expiration Time (as defined in the Merger Agreement); and

(vii) the termination of the Merger Agreement by any party thereto.

2. Consent.

(a) The Administrative Agent and each Consenting Lender for itself hereby agrees in connection with the Restructuring Transaction, subject to the provisions of this Consent, to accept: (i) the payment by wire transfer in immediately available funds on the date of the consummation of the Restructuring Transaction (such date, the “Restructuring Date”) of an amount equal to the amount set forth on Schedule 1 attached hereto (the “Cash Consideration”), (ii) the return to the Administrative Agent or Issuing Lender, as applicable, of the Letters of Credit, undrawn, for cancellation (or alternative arrangements in respect of such Letters of Credit shall have been provided for, as determined by the Issuing Lender in its sole discretion); provided, however, that if the Letters of Credit are drawn, such drawn amount(s) shall be paid in full in cash in accordance with the terms of the Loan Documents, but to the extent such amounts remain unpaid as of the Restructuring Date, such amounts shall be deemed to represent Revolving Credit Loans and shall be added to the Cash Consideration and paid in accordance with clause (i) above, (iii) a release and agreement not to sue from the Loan Parties in the form set forth in Section 14 hereof and (iv) a release from, and an agreement not to sue by, the Purchaser and its Affiliates, in each case, substantially in the form set forth in Section 14 hereof (clauses (i)-(iv) collectively referred to herein as the “Consideration”), as satisfaction of the Borrower’s and each other Loan Parties’ liability for all of the Obligations (other than contingent indemnification obligations that by the express terms of the Loan Documents survive the termination of the Commitments and payment of the Loans (the “Surviving Contingent Obligations”)) owing under any and all of the Loan Documents (the “Loan Document Obligations”)), so long as the Termination Date (as defined below) has not occurred, time being of the essence.

(b) The Administrative Agent and each Consenting Lender for itself hereby agrees that acceptance of the Consideration as provided herein shall constitute satisfaction of the Obligations (other than Surviving Contingent Obligations) outstanding under the Loan Documents as of the Restructuring Date. For the avoidance of doubt, the Obligations do not include (i) any equipment leases or equipment financing, other loans and/or extensions of credit made or advanced by any Consenting Lender or its Affiliates in favor of any Loan Party (including, without limitation, all amounts owing to Wells Fargo Commercial Distribution Finance, LLC) not included in the definition of Obligations and (ii) the indebtedness, obligations and liabilities of the Borrower or any Loan Party to the Administrative Agent under which the Administrative Agent or any Affiliate of the Administrative Agent provides cash management and treasury management services and products under any cash management agreements other than the Terminated Cash Management Agreements, including without limitation, controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, credit cards, purchasing cards and interstate depository network services to the Borrower or any such Loan Party (the “Cash Management Liabilities”).

3. Deemed Payment of Loan Document Obligations. Upon the Restructuring Date and the receipt by the Administrative Agent of the Consideration, (a) the Borrower and each other Loan Party shall be deemed to have satisfied in full the Loan Document Obligations, (b) all assets of each Loan Party subject to Liens (other than the Liens of PNC in its capacity as a cash management bank on deposit accounts securing the Cash Management Liabilities and, for the avoidance of doubt, PNC, in its capacity as a cash management bank, shall retain all rights under Law (including, without limitation, all chargeback and setoff rights) with respect to any Cash Management Liabilities remaining after the Restructuring Date) granted under or pursuant to the Loan Documents, including without limitation pursuant to the Security Agreement, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement or with respect to any real property mortgages or other liens, shall be deemed to have been automatically released from any and all Liens of the Administrative Agent and the Consenting Lenders, and (c) each Guarantor shall be released from any guarantee obligations under the Guaranties and any other Loan Documents. The Administrative Agent shall promptly deliver to the Borrower a payoff letter evidencing the above and otherwise in customary form and consistent with this Consent (the “Payoff Letter”), which, for the sake of clarity, shall (x) be reflective of payment of the Consideration as satisfaction of the Obligations, and (y) provide that the Loan Parties (or their designees) shall be authorized to file all Termination Documents (as hereinafter defined) upon confirmation by Administrative Agent of satisfaction or waiver of the applicable conditions set forth in the Payoff Letter. In addition, at the Borrower’s sole cost and expense (which obligation of the Borrower shall, to the extent applicable, be independent of the Consideration), the Administrative Agent shall promptly execute and deliver to the Borrower and each other Loan Party such documents and lien and collateral releases reasonably requested by the Borrower as are necessary to release the Administrative Agent’s, Consenting Lenders’ and each other Secured Party’s security from the liens of the Security Agreement and the other Loan Documents, including, without limitation, UCC termination statements, terminations of intellectual property security interests, terminations of control agreements and releases or discharges of any mortgages, deeds of trust or equivalent recordings of Liens on real property of the Loan Parties (in each case, in customary form provided to the Administrative Agent, collectively, the “Termination Documents”), and the Administrative Agent shall promptly deliver the original certificates and any transfer powers with respect thereto and any promissory note or other instrument (including any appropriate lost note affidavit) or security physically held by the Administrative Agent as part of the Collateral. The Administrative Agent shall cause (a) drafts of the Payoff Letter to be delivered reasonably in advance of the Restructuring Date and (b) to the extent in agreed upon form copies of the Payoff Letter and the Termination Documents (other than any possessory Collateral, which shall be delivered to counsel for the Loan Parties promptly following consummation of the Restructuring Transaction) to be delivered to counsel to the Loan Parties, to be held in escrow, prior to the Restructuring Date, subject to the terms and conditions of the Payoff Letter.

4. Effectiveness. This Consent shall become effective on the date (such date, the “Effective Date”) that the Administrative Agent has received:

(a) this Consent, duly executed by the Borrower, the Guarantors party hereto, the Consenting Lenders and the Administrative Agent;

(b) a final sources and uses with respect to the Restructuring Transaction, in form and substance (including sufficient detail) reasonably satisfactory to the Administration Agent (it being understood that the Administrative Agent, by the execution of this Consent, hereby acknowledges that it has received such final sources and uses in form and substance (including sufficient detail) satisfactory to it);

(c) a copy of the executed Merger Agreement, in form and substance satisfactory to the Administrative Agent (it being understood that the Administrative Agent, by the execution of this Consent, hereby acknowledges that it has received such executed Merger Agreement and such executed Merger Agreement is satisfactory to the Administrative Agent);

(d) a form of disclosure describing the Restructuring Transaction, reasonably acceptable to the Administrative Agent, to be set forth in the Form 8-K, Schedule 14D-9 and Schedule TO; and

(e) payment for all fees, costs and expenses of the Administrative Agent, Issuing Lender and Consenting Lenders that are required to be reimbursed under the Credit Agreement and the other Loan Documents within one (1) Business Day following delivery of an invoice or invoices for services rendered and costs incurred through the Effective Date.

The Administrative Agent shall provide written notice to the Borrower of the occurrence of the Effective Date.

5. Confirmation of Indebtedness. The Borrower confirms and acknowledges that as of the date hereof, the Borrower is indebted to the Administrative Agent and Consenting Lenders for the Loans, including the LIFO Loans, and Letter of Credit Obligations under the Credit Agreement, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents, all without any deduction, defense, setoff, claim or counterclaim, of any nature.

6. Loan Party Representations and Warranties.

Each Loan Party hereby represents and warrants to the Consenting Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Consent, (ii) the officers of such Loan Party executing this Consent have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and all documents executed or to be executed herewith or therewith, do not violate or conflict with the organizational agreements of such Loan Party or any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, (iv) this Consent and the documents executed or to be executed by such Loan Party in connection herewith constitute valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except to the extent enforceability of any such document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance, (v) it has carefully read and fully understands all of the terms and conditions of this Consent, (vi) it has consulted with, or has had a full and fair opportunity to consult with, an attorney of its choosing regarding the terms and conditions of this Consent and (vii) it is freely, voluntarily, knowingly and intelligently entering into this Consent.

7. Administrative Agent and Consenting Lender Representations and Warranties and Covenants.

(a) The Administrative Agent and each Consenting Lender hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that (i) it has the legal power and authority to execute and deliver this Consent, (ii) the officers of the Administrative Agent or such Consenting Lender, as applicable, executing this Consent have been duly authorized to execute and deliver the same and bind the Administrative Agent or such Consenting Lender, as applicable, with respect to the provisions hereof, (iii) the execution and delivery hereof by it and the performance and observance by it of the provisions hereof and all documents executed or to be executed herewith or therewith, do not violate or conflict with its organizational agreements or any Law applicable to it or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against it, (iv) this Consent and the documents executed or to be executed by it in connection herewith constitute its valid and binding obligations, enforceable in accordance with their respective terms, except to the extent enforceability of any such document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance, (v) it has carefully read and fully understands all of the terms and conditions of this Consent, (vi) it has consulted with, or has had a full and fair opportunity to consult with, an attorney of its choosing regarding the terms and conditions of this Consent, (vii) it is freely, voluntarily, knowingly and intelligently entering into this Consent, and (viii) as of the date of the execution and delivery of this Consent, it has not assigned, participated or otherwise transferred any amount owing under or any of its rights under any of the Loan Documents to any other Person.

(b) The Administrative Agent and each Consenting Lender hereby covenants and agrees on a several and not joint basis for itself and not any other person or entity that it will not assign, convey, sell, participate or otherwise transfer any interest in any of the Loans or Loan Documents (including in or to any of the Obligations arising under or otherwise relating to the Loan Documents) prior to the Termination Date without having simultaneously obtained and delivered to the Borrower the agreement of its transferee, assignee or participant to be bound by the terms of this agreement, except solely in the event that any regulatory or other governmental authority with jurisdiction over the Administrative Agent or such Consenting Lender, as applicable, encourages such assignment, conveyance, sale, participation, or other transfer (any such directed transfer, a “Regulatory-Encouraged Transfer”); provided, however, that any Regulatory-Encouraged Transfer shall remain subject to the provisions of this Consent (to the extent that this Consent previously has not been terminated pursuant to its terms), and any assignee, transferee or participant, as a condition of the effectiveness of any such Regulatory-Encouraged Transfer, shall be required to so acknowledge in writing concurrently with the effectiveness thereof. For the avoidance of doubt, any transfer accomplished through a receivership or other insolvency proceeding conducted or initiated by any regulatory body shall not be subject to the terms of this paragraph.

8. Termination Date. This Consent shall be null and void (except for the provisions of Sections 6 through 9 and 11 through 14) upon the earliest to occur of (a) the institution by the Borrower of a Relief Proceeding, (b) the occurrence of a Consent Termination Event that has not been waived in writing by the Administrative Agent in its sole discretion and (c) December 31, 2018 (unless extended by the Administrative Agent in its sole discretion, provided such date shall not be extended beyond January 17, 2019 without the consent of the Administrative Agent and Required Lenders) (such earlier date, the “Termination Date”). If this Consent shall be null and void pursuant to the foregoing sentence, each of the parties hereto in all respects shall be returned to the respective positions each occupied prior to the execution of this Consent (except for the provisions of Sections 6 through 9 and 11 through 14), all as if this Consent had never been executed and delivered and, for avoidance of doubt, the entire amount of the Obligations shall be owing by Borrower in accordance with the terms of the Loan Documents without giving any effect to Section 2 of this Consent.

9. Fees and Expenses. The Borrower acknowledges and agrees that the Borrower is, subject to Schedule I hereto, liable for all reasonable invoiced out-of-pocket costs and expenses (including attorneys’ fees and financial advisor and consultant fees) incurred by or on behalf of the Administrative Agent in connection with the documentation, preparation, negotiation and administration of this Consent and the Loan Documents, and any amendment, modification or supplement to the Credit Agreement or to the other Loan Documents.

10. UCC Waivers. Each Loan Party waives and renounces all rights which are waivable under Article 9 of the Uniform Commercial Code as such rights relate to Borrower’s and/or Guarantors’ relationship with the Administrative Agent and/or the Consenting Lenders, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral (U.C.C. §§9-610, 9-615 and 9-620), any right of redemption under U.C.C. §9-623, and any right to notice relating to disposition of collateral under U.C.C. §9-611.

11. Effect of Consent. This Consent shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, this Consent (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Consenting Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as modified by this Consent, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its Obligations, including obligations (whether direct, as a guarantor or otherwise), liabilities and indebtedness, under the Loan Documents to which it is party and its grant and the validity of the Liens granted by it in the Collateral under the applicable Loan Documents, and all financing statements and all other recordings and filings previously made, recorded or filed are intended to and do secure all of its Obligations and perfect all Liens granted by it in the Collateral, in each case to the extent provided in such Loan Documents, with all such Liens continuing in full force and effect after giving effect to this Consent subject to the terms herein. This Consent shall, subject to Section 8 hereof, constitute a Loan Document for purposes of the Credit Agreement. Each of the Loan Parties hereby consents to this Consent and confirms that all Obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement in accordance with the terms hereof.

12. Counterparts; Integration. This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Consent. This Consent constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

13. Governing Law: Submission to Jurisdiction: Waiver of Venue; Service of Process; Waiver of Jury Trial. The provisions set forth in Section 10.11 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Consent.

14. Release.

(a) In consideration of, among other things, Administrative Agent’s and the Consenting Lenders’ execution and delivery of this Consent, the Borrower and each other Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, predecessors, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by Law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), liabilities, actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, losses, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Administrative Agent and the Consenting Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors, appraisers, equity holders, members, partners, Subsidiaries, Affiliates, parents, professionals, accountants, investment bankers, consultants and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement, this Consent or any other Loan Document or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and any or all of the Administrative Agent and the Consenting Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by the Borrower or any other Loan Party of any Loans or other financial accommodations made by the Administrative Agent or any Consenting Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the Effective Date. In entering into this Agreement, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 14 shall survive the termination of this Consent, the Credit Agreement, the other Loan Documents and Payment In Full.

(b) The Borrower and each other Loan Party hereby agrees that the Releasees shall each be an Indemnitee and entitled to the benefits of Section 10.3.2 of the Credit Agreement, including, without limitation, with respect to any Claims arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Consent or any other document executed and/or delivered in connection therewith.

(c) The Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee, and will not assert in any proceeding any counterclaim or crossclaim against any Releasee, in each case on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 14(a) hereof. If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and each other Loan Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(d) It is the intention of the Borrower and each other Loan Party in providing the release above that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable Law), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Borrower and each other Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

15. Amendments. This Consent shall not be amended, modified, supplemented or waived, except in a writing signed by each of the parties hereto. If amended, modified, supplemented or waived as permitted by this Section 15, the term “Consent” shall thereafter be read so as to give effect to any such amendment, modification, supplement or waiver. This Consent shall inure solely to the benefit of the Administrative Agent, each Consenting Lender, the Loan Parties and, in each case, their respective successors and assigns, and no other Person shall have any rights herein as a third party beneficiary or otherwise.

16. Consenting Lenders’ Obligations Several. Neither the Administrative Agent nor any Consenting Lender shall be liable for any action taken or not taken by another Consenting Lender in contravention of this Consent.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Consent to be duly executed by their duly authorized officers on the date first written above as a document under seal.

BORROWER:

Black Box Corporation, a Delaware corporation

By:	/s/ David J. Russo [SEAL]
David J. Russo
Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

GUARANTORS:

ACS Communications, Inc., a Texas corporation

ACS Dataline, LP, a Texas limited partnership

ACS Dataline of the Northwest, Inc., an Oregon corporation

ACS Investors, LLC, a Delaware limited liability company

BB Technologies, Inc., a Delaware corporation

BBOX Holdings Puebla LLC, a Delaware limited liability company

Black Box Corporation of Pennsylvania, a Delaware corporation

Black Box Network Services, Inc.—Government Solutions, a Tennessee corporation

Black Box Services Company, a Delaware corporation

Black Box Ventures Holding Company, a Delaware corporation

Delaney Telecom, Inc., a Pennsylvania corporation

NextiraOne, LLC, a Delaware limited liability company

NextiraOne New York, LLC, a Delaware limited liability company

Norstan Communications, Inc., a Minnesota corporation

Scottel Voice & Data, Inc., a California corporation

Vibes Technologies, Inc., a Minnesota corporation

By:	/s/ Ronald Basso [SEAL]
Ronald Basso, in his capacity as one of more
of the following: President, Vice President,
Treasurer and/or Secretary

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Christopher B. Gribble [SEAL]
Name:	Christopher B. Gribble
Title:	Senior Vice President

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael J. Hammond [SEAL]
Name:	Michael J. Hammond
Title:	SVP

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mike Warren [SEAL]
Name:	Mike Warren
Title:	Sr. VP

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeanette A. Griffin [SEAL]
Name:	Jeanette A. Griffin
Title:	Senior Vice President

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Norman M. Solomon [SEAL]
Name:	Norman M. Solomon
Title:	Vice President

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Don D. Mishlien [SEAL]
Name:	Don D. Mishlien
Title:	SVP

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/ H. Clayton Soles [SEAL]
Name:	H. Clayton Soles
Title:	Vice President

[SIGNATURE PAGE TO CONSENT AGREEMENT – BLACK BOX CORPORATION]

EXHIBIT A

(Letters of Credit)

1.

Letter of Credit No. 18125644-00-000 (with an issue date of May 4, 2016, as amended on March 23, 2018) in the current face amount of $5,825,000 for the benefit of The Travelers Indemnity Company, as may be further amended from time to time.

2.

Letter of Credit No. 18129532-00-000 (with an issue date of March 15, 2018) in the amount of $4,000,000 for the benefit of Wells Fargo Commercial Distribution Finance, LLC, as may be amended from time to time.

SCHEDULE 1

(Cash Consideration)

An amount equal to the sum of: (A) $79,539,528.39 on account of the Revolving Credit Loans outstanding as of the Restructuring Date, minus the amount of any Revolving Loans (other than, to the extent applicable, reimbursed draws with respect to drawn Letters of Credit) repaid between the date hereof and the Restructuring Date, plus any additional Revolving Loans advanced after the date hereof, plus (B) any unreimbursed drawings on Letters of Credit and any fees and costs associated such drawings, plus (C) the aggregate principal amount of the LIFO Loans outstanding on the Restructuring Date, plus (D) the aggregate amount of any interest owing under the Credit Agreement on the Revolving Credit Loans, Term Loans and any LIFO Loans through the Restructuring Date, plus (E) the aggregate amount of the Obligations associated with any Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and any other Lender Provided Financial Service Product outstanding on the Restructuring Date, plus (F) the amount of all outstanding fees, costs and expenses owing to the Administrative Agent and/or the Consenting Lenders under the Loan Documents on the Restructuring Date, including, without limitation, all attorneys’ fees, consulting fees and other professional fees (such attorneys’ fees, consulting fees and other professional fees, collectively, the “Professional Fees”) to the extent invoiced as of the Restructuring Date; provided, that, so long as (i) no Consent Termination Event has occurred, (ii) no litigation has been threatened or commenced involving in any way the Restructuring Transaction or otherwise related to the Loan Documents and (iii) the Borrower does not seek any restructuring or alternative transaction other than the Restructuring Transaction with the Purchaser pursuant to the Merger Agreement, such Professional Fees shall not exceed $1,500,000 for the period commencing on the Effective Date through and including January 17, 2019.